Exhibit 99.1

HERCULES TIANPU CHEMICALS INCIDENT UPDATE

WILMINGTON, DE, January 22, 2008 . . . On January 14th, Hercules Tianpu Chemicals, a 40% owned joint venture company of Hercules Incorporated (NYSE: HPC), reported an incident at one of its methylcellulose production lines in China.  Damage was limited to a packaging line with a return to full operations expected by the end of the first quarter.  Customer demand is expected to be met from inventory resulting from strong operating rates in the fourth quarter and from other sources, including the joint venture's other Chinese methylcellulose production lines.  The financial impact of the incident on Hercules is expected to be minimal.

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Hercules manufactures and markets chemical specialties globally for making a variety of products for home, office and industrial markets.  For more information, visit the Hercules website at www.herc.com.

Media Contact:                                            John S. Riley                                            (302) 594-6025
Investor Contact:                                        Stuart L. Fornoff                                      (302) 594-7151